UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 8, 2011

Date of Earliest Event Reported:  June 3, 2011

AdCare Health Systems, Inc.

(Exact Name of Registrant as specified in its Charter)

Ohio	333-131542	31-1332119
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
5057 Troy Rd, Springfield, OH		45502-9032
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code

(937) 964-8974

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 5.02.  Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers

On June 3, 2011, AdCare Health Systems, Inc. (the “Company”) appointed Mr. Martin D. Brew as Chief Financial Officer to replace Mr. Scott Cunningham who will be leaving the Company effective June 30, 2011.

Mr. Brew is a seasoned finance and healthcare industry executive who brings more than 29 years of experience to the Company. Mr. Brew previously served as vice president of finance and provided consulting services at Formation Capital, a private equity firm with expertise in the senior housing industry. While at Formation, he played key roles in the company’s M&A due diligence, and financial modeling and analysis processes. This included the post–acquisition integration and oversight of Genesis Health Care, a $2 billion former public company that owns and operates more than 200 nursing facilities and a respiratory rehabilitation company. He also centralized the finance and accounting functions of Tandem Health Care, which resulted in more than $1 million in annual savings in its operation of more than 70 nursing facilities.

Mr. Brew earlier served as treasurer and chief accounting officer at Jameson Inns, a publicly traded owner, operator and developer of 120 hotels with annual revenues of $95 million. While at Jameson, he played a key role in raising equity, debt, and convertible debentures. He received his Bachelor of Science in Business from Indiana University, and is a member of the Georgia Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

The Company has not entered an employment agreement with Mr. Brew.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on June 3, 2011.  The final voting results for the issues submitted to a vote of security holders at the Annual Meeting are set forth below.

Issue1.  To elect the following nominees for Director:

Name	For	Against or Withheld
Boyd P. Gentry	2,772,862	706,350
Joshua J. McClellan	3,360,662	118,550
Phillip S. Radcliffe	3,423,032	56,180

Issue 2.  To adopt the AdCare Health Systems, Inc. 2011 Stock Incentive Plan permitting the granting of stock options and restricted stock.  The maximum number of shares of common stock which will be issued pursuant to the 2011 Stock Incentive Plan will be 1,000,000.

For:	2,669,873	Against or Withheld:	803,163

Item 8.01 Other Matters

On June 3, 2011, the Company issued a press release announcing the appointment of Martin D. Brew to the position of Chief Financial Officer as described under Item 5.02 above.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in this Item 8.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.

tem 9.01.  Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated June 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  June 8, 2011

ADCARE HEALTH SYSTEMS, INC.

By:  /s/ Martin D. Brew

Name: Martin D. Brew

Title:  Chief Financial Officer

Exhibit 99.1

AdCare Health Systems Appoints Martin D. Brew as CFO

SPRINGFIELD, Ohio, June 3, 2011 - AdCare Health Systems, Inc. (NYSE Amex: ADK), a leading skilled nursing and assisted living provider, has appointed Martin D. Brew as chief financial officer effective as of the company’s annual shareholder meeting today, Friday, June 3, 2011. Brew succeeds Scott Cunningham, who will be departing AdCare at the end of June to pursue other interests.

Brew brings to AdCare extensive financial management experience at publicly and privately owned companies encompassing real estate, REITs, healthcare, hospitality and private equity industries.

“Marty’s wealth of capital expertise and financial management experience in the senior care industry will strengthen our ongoing aggressive M&A campaign and post-acquisition process,” commented Boyd P. Gentry, AdCare’s president and CEO. “His experience and proven abilities fit well with our culture of generating exceptional operational efficiency, along with maintaining the highest-quality of skilled nursing care and senior living environments.”

Brew is a seasoned finance and healthcare industry executive who brings more than 29 years of experience to AdCare. Brew previously served as vice president of finance and provided consulting services at Formation Capital, a private equity firm with expertise in the senior housing industry. While at Formation, Brew played key roles in the company’s M&A due diligence, and financial modeling and analysis processes. This included the post–acquisition integration and oversight of Genesis Health Care, a $2 billion former public company that owns and operates more than 200 nursing facilities and a respiratory rehabilitation company. He also centralized the finance and accounting functions of Tandem Health Care, which resulted in more than $1 million in annual savings in its operation of more than 70 nursing facilities.

Brew earlier served as treasurer and chief accounting officer at Jameson Inns, a publicly traded owner, operator and developer of 120 hotels with annual revenues of $95 million. While at Jameson, he played a key role in raising equity, debt, and convertible debentures. Brew received his Bachelor of Science in Business from Indiana University, and is a member of the Georgia Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

“We’d also like to extend our appreciation to Scott for his valuable contribution to AdCare, and helping us prepare for and transition to the high-growth stage of our development and geographic expansion,” added Gentry. “We wish him the very best of luck in his future endeavors.”

About AdCare Health Systems

AdCare Health Systems, Inc. (NYSE Amex: ADK) is a recognized innovator in senior living and health care facility management. AdCare develops, owns and manages assisted living facilities, nursing homes and retirement communities, as well as provides home health care services. Since its inception in 1988, AdCare's mission has been to provide the highest quality of healthcare services to the elderly. For more information about AdCare, visit www.adcarehealth.com.

Important Cautions Regarding Forward-Looking Statements
Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such statements can be identified by the use of forward-looking terminology, such as "believes," "expects, " "plans," "intends," "anticipates" and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Such forward-looking statements reflect management's beliefs and assumptions and are based on information currently available to management, and involve known and unknown risks, results, performance or achievements of AdCare which may differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by AdCare with the SEC and include, among others, AdCare's ability to secure lines of credit and/or an acquisition credit facility, find suitable acquisition properties at favorable terms, changes in the health care industry because of political and economic influences, changes in regulations governing the industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements. Except where required by law, AdCare undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contacts

Boyd Gentry, CEO

Chris Brogdon, Vice Chairman & CAO

David A. Tenwick, Chairman of Board

AdCare Health Systems, Inc.

Tel (937) 964-8974

info@adcarehealth.com

Investor Relations

Ron Both or Geoffrey Plank

Liolios Group, Inc.

Tel (949) 574-3860

info@liolios.com